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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated April 13, 1999, June 11, 1999, June 18, 1999, June 25, 1999, and September 29, 1999 included in SkyLynx Communications, Inc.'s Form 10-KSB for the year ended December 31, 1998 and the Form 8-Ks filed July 13, 1999, July 21, 1999, July 29, 1999, and October 12, 1999 and to all references to our firm included in this registration statement.


Tampa, Florida                          ARTHUR ANDERSEN LLP
February 8, 2000

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TO:  The Securities and Exchange Commission
     Washington, D.C.

RE:  Skylynx Communications, Inc.



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Skylynx Communications, Inc. on Form S-8 of our report dated March 4, 1998 for the period from inception (July 29, 1997) to December 31, 1997.





/s/ Cordovano and Harvey, P.C.
------------------------------
Cordovano and Harvey, P.C.
Denver, Colorado
February 9, 2000